Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |___|

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

DYNCORP INTERNATIONAL LLC
(Exact name of obligor as specified in its charter)

Delaware	52-2287126
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

DIV Capital Corporation
(Exact name of obligor as specified in its charter)

Delaware	72-1591534
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DTS Aviation Services LLC
(Exact name of obligor as specified in its charter)

Nevada	43-2053132
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DynCorp Aerospace Operations LLC
(Exact name of obligor as specified in its charter)

Delaware	54-1696542
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
DynCorp International Services LLC
(Exact name of obligor as specified in its charter)

Virginia	54-1108455
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Dyn Marine Services LLC
(Exact name of obligor as specified in its charter)

California	62-1221029
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Dyn Marine Services of Virginia LLC
(Exact name of obligor as specified in its charter)

Virginia	54-1741786
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Global Linguist Solutions LLC
(Exact name of obligor as specified in its charter)

Delaware	20-5268575
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Services International LLC
(Exact name of obligor as specified in its charter)

Delaware	41-2030325
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Worldwide Humanitarian Services LLC
(Exact name of obligor as specified in its charter)

Delaware	52-2314506
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Worldwide Recruiting and Staffing Services LLC
(Exact name of obligor as specified in its charter)

Delaware	68-0606520
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3190 Fairview Park Drive
Suite 700
Falls Church, Virginia	22042
(Address of principal executive offices)	(Zip code)

9.50% Series B Senior Subordinated Notes due 2013
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 15th day of December, 2008.

THE BANK OF NEW YORK MELLON
By:	/S/ SHERMA THOMAS
	Name:	SHERMA THOMAS
	Title:	ASSISTANT TREASURER

Exhibit 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	44,129,000
Interest-bearing balances	48,207,000
Securities:
Held-to-maturity securities	7,661,000
Available-for-sale securities	39,616,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	877,000
Securities purchased under agreements to resell	4,598,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	46,218,000
LESS: Allowance for loan and lease losses	324,000
Loans and leases, net of unearned income and allowance	45,894,000
Trading assets	6,900,000
Premises and fixed assets (including capitalized leases)	1,087,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	858,000
Not applicable Intangible assets:
Goodwill	5,026,000
Other intangible assets	1,619,000
Other assets	12,220,000

Dollar Amounts
In Thousands
Total assets	218,699,000

LIABILITIES
Deposits:
In domestic offices	103,521,000
Noninterest-bearing	80,077,000
Interest-bearing	23,444,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	67,951,000
Noninterest-bearing	2,259,000
Interest-bearing	65,692,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,367,000
Securities sold under agreements to repurchase	76,000
Trading liabilities	5,676,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	12,514,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,209,000

Total liabilities	205,804,000

Minority interest in consolidated subsidiaries	473,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	6,764,000
Retained earnings	6,564,000
Accumulated other comprehensive income	-2,041,000
Other equity capital components	0
Total equity capital	12,422,000

Total liabilities, minority interest, and equity capital	218,699,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott	Directors
Robert P. Kelly